CERTIFICATE OF AMENDMENT

                      OF THE RESTATED CERTIFICATE OF INCORPORATION

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

                    UNDER SECTION 1206 OF THE BUSINESS INSURANCE LAW
                     AND SECTION 805 OF THE BUSINESS CORPORATION LAW


     The undersigned, being the Chairman of the Board and President and Vice President, Secretary and General Counsel of Allstate Life Insurance Company of New York, do hereby certify and set forth:

(1) The name of the corporation is Allstate Life Insurance Company of New York. The Corporation was previously named PM Life Insurance Company. The name under which the Corporation was originally incorporated was Financial Life Insurance Company.

(2) The Certificate of Incorporation of the Corporation was filed with the State of New York Insurance Department on January 25, 1967. The Certificate of Incorporation was restated (pursuant to Section 1206 of the Insurance Law and Section 807 of the Business Corporation Law) on May 16, 1978.

(3) The Restated Certificate of Incorporation of Allstate Life Insurance Company of New York is hereby amended, pursuant to Section 801(b)(14) of the Business Corporation Law, to provide for a change in gender and Director requirements to read as follows:

          "Article   'FIFTH',   designating  the  number  of  Directors  of  the
     Corporation, is amended to read as follows:

          "FIFTH: The number of Directors of this Corporation shall not be less than thirteen nor more than fifteen in number, and shall be determined by or under the By-Laws. As used in this paragraph, `number of Directors' means the total number of Directors which the Corporation would have if there were no vacancies. Directors shall be elected at each annual meeting of shareholders and each Director so elected shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. In the event that the number of Directors duly elected and serving shall be less than thirteen, the Corporation shall not for that reason be dissolved, but the vacancy or vacancies shall be filled as provided in Article SEVENTH hereof. Each Director shall be at least twenty-one years of age. At all times a majority of the Directors shall be citizens and residents of the United States and not less than three of the Directors shall be residents of New York. The Directors need not be shareholders of the Corporation. Not less than one-third of the Directors of the Corporation shall be persons who are not officers of employees of the Corporation or of any entity controlling, controlled by, or under common control with such Corporation and who are not beneficial owners of a controlling interest in the voting stock of such Corporation."

4. The manner in which this change to the Restated Certificate of Incorporation was authorized was, pursuant tot he Business Corporation Law
     Section 614, by the holder of all outstanding shares of the Corporation entitled to vote thereon. This Special Shareholders meeting was held September 7, 1995.

     IN WITNESS WHEREOF the undersigned has executed and signed this Certificate and affirmed it as true this 3rd day of November, 1995.


                                        /s/ LOUIS G. LOWER, II
                                        -----------------------
                                        Louis G. Lower, II
                                        Chairman of the Board
                                          and President


/s/ MICHAEL J. VELOTTA
------------------------------------
Michael J. Velotta
Vice President, Secretary and
  General Counsel


Sworn to before me this 3rd day of November, 1995.

/s/ CHRISTA ROSE FRONCZAK
--------------------------------------------
Christa Rose Fronczak
Notary Public, State of Illinois
My Commission Expires: 6/23/96

                            CERTIFICATE OF AMENDMENT

                  OF THE RESTATED CERTIFICATE OF INCORPORATION

                            PM LIFE INSURANCE COMPANY


                    Under Section 53 of the Insurance Law and
                  Section 805 of the Business Corporation Law.


The undersigned hereby certify:

1. The name of the Corporation is Allstate Life Insurance Company of New York. The Corporation was previously named PM Life Insurance Company. The name under which the Corporation was originally incorporated was Financial Life Insurance Company.

2. The Certificate of Incorporation of the Corporation was filed with the State of new York Insurance Department on January 25, 1967. The Certificate of Incorporation was restated (pursuant to Section 53 of the Insurance Law and Section 807 of the Business Corporation Law on May 16, 1978.

3.   The amendments effected by this Certificate of Amendment are as follows:

     A. Article "FIRST", specifying the name of the Corporation, is amended to read as follows:

          FIRST: The name of this corporation shall be: Allstate Life Insurance Company of New York.

     B. Article "SECOND", designating the principal office of the Corporation, is amended to read as follows:

          SECOND: The principal office of the Corporation shall be located in Huntington Station, County of Suffolk, State of New York.

     C. Article "FIFTH", providing requirements for Directors, is amended to read as follows:

          FIFTH: The number of Directors of this corporation shall not be less than thirteen nor more than fifteen in number, and shall be determined by or under the By-Laws. As used in this paragraph, "number of Directors" means the total number of Directors which the corporation would have if there were no vacancies. Directors shall be elected at each annual meeting of shareholders and each Director so elected shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until his earlier death, resignation or removal. In the event that the number of Directors duly elected and serving shall be less than thirteen, the corporation shall not for that reason be dissolved, but the vacancy or vacancies shall be filled as provided in Article SEVENTH hereof. Each Director shall be at least twenty-one years of age. At all times a majority of the Directors shall be citizens and residents of the United States and not less than three of the Directors of the United States and not less than three of the Directors shall be residents of New York. The Directors need not be shareholders of the corporation. The Directors who are officers and salaried employees of the corporation shall at all times be less than a majority of the Board of Directors.

4.   The  foregoing   amendments  to  the  Certificate  of  Incorporation   were
     authorized by the holder of all the outstanding shares of the Corporation at a meeting of Shareholders held on the 19th day of December, 1983.


     IN WITNESS WHEREOF, the undersigned has signed this Certificate and affirmed in as true this 27th day of January, 1984.


                   /s/ ROBERT S. SEILER
                   --------------------------------
                   Robert S. Seiler
                   Senior Vice President


Attest:   /s/ JAMES D. CLEMENTS
           ------------------------------------
           James D. Clements
           Assistant Secretary


Subscribed and sworn to before me this 27th day of January, 1984.

/s/ MARY KAY CAMERON
------------------------------------
Notary Public

(My commission expires 9/26/87)

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            PM LIFE INSURANCE COMPANY


                    Under Section 53 of the Insurance Law and
                   Section 807 of the Business Corporation Law



     The undersigned, being President and Secretary of PM Life Insurance Company, hereby certify:

     1. The name of the corporation is PM LIFE INSURANCE COMPANY. The name under which the corporation was originally incorporated was FINANCIAL LIFE INSURANCE COMPANY.

     2. The Certificate of Incorporation of the corporation was filed by the New York State Insurance Department on January 25, 1967.

     3. The Certificate of Incorporation of the corporation, as heretofore amended and now in effect, is hereby amended, as authorized by Section 53 of the Insurance Law and Section 801 of the Business Corporation Law, (a) to delete detailed definitions relating to the kinds of insurance business the corporation is authorized to transact, (b) to increase the total number of Shares, par value $25.00 per share, which the corporation is authorized to issue from 60,000 to 80,000, (c) to change references in the Certificate of Incorporation from "stock" to "shares" and from "stockholders" to "shareholders", (d) to delete provisions of the Certificate of Incorporation relating to the initial Directors, (e) to delete the provisions of the Certificate of Incorporation relating to the quorum and notice requirements for shareholders' meetings and to the removal of Directors, which shall be governed by the By-Laws of the corporation, (f) to revise the provision relating to the filling of vacancies on the Board of Directors and (g) to make other changes generally reorganizing and simplifying the Certificate of Incorporation.

     4. The text of the Certificate of Incorporation, as heretofore amended, and as further amended by the filing of this Restated Certificate of Incorporation, is hereby restated to read in full as follows:

          FIRST: The name of the corporation is PM LIFE INSURANCE COMPANY.

          SECOND: The principal office of the corporation shall be located in the Village of Armonk, County of Westchester, State of New York.

          THIRD: The business to be transacted by the corporation shall be: the kinds of insurance specified in paragraph 1, 2 and 3 of Section 46 of the Insurance Law of the State of New York, and any amendments to such paragraphs or provisions in substitution therefore which may be hereafter adopted, and such other kind or kinds of business to the extent necessarily or properly incidental to the kind or kinds of insurance business which the corporation is authorized to do.

          FOURTH: The corporate owners of this corporation shall be exercised by a Board of Directors, by committees thereof, and by such officers, employees and agents as such Board shall empower.

          FIFTH: The number of Directors of this corporation shall not be less than thirteen nor more than fifteen in number, and shall be determined by or under the By-Laws. As used in this paragraph, "number of Directors" means the total number of Directors which the corporation would have if there were no vacancies. Directors shall be elected at each annual meeting or shareholders and each Director so elected shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until his earlier death, resignation or removal. In the event that the number of Directors duly elected and serving shall be less than thirteen, the corporation shall not for that reason be dissolved, but the vacancy or vacancies shall be filled as provided in Article SEVENTH hereof. Each Director shall be at least twenty-one years of age. At all times a majority of the Directors shall be citizens and residents of New York or of adjoining states and not less than three of the Directors shall be residents of New York. The Directors need not be shareholders of the corporation. The Directors who are officers and salaried employees of the corporation shall at all times be less than a majority of the Board of Directors.

          SIXTH: Annual meetings and special meetings of the shareholders of the corporation shall be held at such place, within or without the State of New York, as may be fixed by or under the By-Laws, and at such times as may be fixed by or under the By-Laws. Notice of the time and place of such meeting shall be given as prescribed in the By-laws and as required by law, including notice to the Superintendent of Insurance of the State of New York to the extent required by law. At the annual meeting of shareholders, the shareholders shall elect a Board of Directors and shall transact such other business as may legally come before the meeting.

          SEVENTH: Any vacancies occurring in the Board of Directors may be filled by the Board of Directors or by the shareholders in the manner specified in the By-Laws. Notice of any election of a Director pursuant to the By-Laws to fill a vacancy shall be given to the Superintendent of Insurance of the State of New York in the manner and to the extent required by law. Any or all of the Directors may be removed at any time, either for or without cause, by vote of the shareholders or, for cause, by vote of a majority of the Directors then in office. If the removal of a Director is requested by the Superintendent of Insurance of the State of New York, the Chairman of the Board of Directors shall immediately call a special meeting of the Board of Directors to respond to such request.

          EIGHTH: The duration of the corporate existence of the corporation shall be perpetual.

          NINTH: The amount of capital of the corporation shall be Two Million Dollars ($2,000,000) and shall consist of eighty thousand (80,000) Shares, par value twenty-five dollars ($25.00) per share.

          TENTH: In the manner specified in the By-Laws, the Board of Directors shall elect officers at its annual meeting, and officers may be elected or removed and a vacancy in any office may be filled by the Board of Directors at any meeting.

          ELEVENTH: No shareholder of this corporation shall have a prior right because of his shareholdings to have first or at any time offered to him any part of any of the presently authorized shares of this corporation hereafter optioned, issued or sold, or any part of any security of this corporation presently authorized whether or not issued, and subject to statutory requirements all securities of this corporation which may hereafter be authorized may at any time be sold, optioned and contracted for sales of subscription and/or sold and disposed of by authorization of the Board of Directors of this corporation to such person or persons and upon such terms and conditions as may to said Board of Directors seem proper or advisable without first offering said shares or security or any part thereof to existing shareholders.

          TWELFTH: The corporation may issue both participating policies or contracts and non-participating policies or contracts, upon receiving a special permit from the Superintendent of Insurance of the State of New York so to do and in compliance and pursuant to the provisions of Section 216 of the Insurance Law of the State of New York.

     5. The foregoing Amendment and Restatement of the Certificate of Incorporation was authorized, pursuant to Sections 615 and 807 of the Business Corporation law and Section 53 of the Insurance Law, by the written consent of the holder of all of the outstanding shares of the corporation entitled to vote thereon dated May 16, 1978.

     IN WITNESS WHEREOF, the undersigned have signed this Certificate and affirmed it as true under the penalties of perjury this 16th day of May, 1978.


                             /s/ MICHAEL E. FISHER
                             ----------------------------------
                             Michael E. Fisher
                             President


                             /s/ VINCENT H. VENSKE
                             ----------------------------------
                             Vincent H. Venske
                             Secretary

                                 CERTIFICATION


     I, PAUL N. KIERIG, Assistant Secretary of Allstate Life Insurance Company of New York, a New York corporation, hereby certify that the following are true, complete and correct copies of resolutions concerning the amendment of the Restated Certificate of Incorporation, adopted at a meeting of the Board of Directors of the corporation held on June 20, 1994, and a resolution adopted by written consent of the Shareholders of the corporation, effective September 1, 1994, and that they are now in full force and effect:

RESTATED CERTIFICATE OF INCORPORATION -  AMENDMENT (Board of Directors)

     BE IT RESOLVED, That the following amendment to the Restated Certificate of Incorporation for Allstate Life Insurance Company of New York, which provides for a change in the location of the principal office, be submitted to the Shareholders for approval:

     Article "SECOND", designating the principal office of the Corporation, is amended to read as follows:

     SECOND: The principal office of the Corporation shall be located in Farmingville, County of Suffolk, State of New York

RESTATED CERTIFICATE OF INCORPORATION - AMENDMENT  (Shareholders)

     Upon motion duly made, seconded and unanimously carried, the recommendation made by the Board of Directors at the Annual Board of Directors Meeting held on June 20, 1994, concerning the change of address for Allstate Life Insurance Company of New York, is hereby adopted.

     IN WITNESS WHEREOF, I have hereunto set my hand and caused the seal of the Corporation to be affixed this 27th day of September, 1994.




                   /s/ PAUL N. KIERIG
                   -------------------------------
                   Paul N. Kierig
                   Assistant Secretary

 (Corporate Seal)